SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

              -------------------------------------

                         AMENDMENT NO. 1
                               TO
                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                     Glimcher Realty Trust

     (Exact name of registrant as specified in its charter)



               Maryland                           31-1390518

(State of incorporation or organization)       (I.R.S. Employer
                                              Identification No.)


20 South Third Street, Columbus, Ohio                    43215
   (Address of principal executive offices)            (Zip Code)


If this form relates to the        If this relates to the
registration of a class of         registration of a class of
securities pursuant to Section     securities pursuant to Section
12(b) of the Exchange Act and      12(g) of the Exchange Act and
is effective pursuant to           is effective pursuant to
General Instruction A.(c),         General Instruction A.(d),
please check the following         please check the following
box. ___                           box. ___
    |_x_|                              |___|

Securities Act registration statement file number to which this
form relates:     33-91084
               (If applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    9-1/4% Series B Cumulative Redeemable Preferred Shares of
                      Beneficial Interest
             (Title of each class to be registered)


                     New York Stock Exchange
                     (Name of each exchange
                     on which each class is
                        to be registered)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                              NONE.

ITEM 1. Description of Registrant's Securities to be Registered. The description of the Registrant's securities to be registered is incorporated herein by reference to the information contained in Registrant's Prospectus Supplement under the heading "Description of Series B Preferred Shares," such Prospectus Supplement to be subsequently filed pursuant to Rule 424 of the Securities Act.

ITEM 2.   Exhibits

          3.1 -  Amended and Restated Declaration of Trust of
                 Registrant.*

          3.2 -  Articles Supplementary classifying 5,520,000
                 Series B Shares.**

          3.3 -  By-laws of Registrant.***

          4.1 -  Specimen of Registrant's Series B Preferred
                 Shares of Beneficial Interest certificate.**






________________________

* Previously filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-11
     (Registration No. 33-69740) and incorporated herein by reference.

**   Previously filed as an exhibit to the Registrant's
     Registration Statement on Form 8-A, File No. 1-12482, filed with the Commission on November 13, 1997, and incorporated herein by reference.

***  Previously filed as an exhibit to the Registrant's
     Registration Statement on Form S-11 (Registration No. 33-
     69740) and incorporated herein by reference.

                            SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



November 13, 1997


                                   GLIMCHER REALTY TRUST



                                   By:  /s/ George A. Schmidt
                                        ----------------------
                                        George A. Schmidt
                                        Senior Vice President and
                                        General Counsel